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                                          Rule 424(b)(3)
                                          File No. 333-58723

Pricing Supplement No. 3                       Dated: October 15, 1998
(To Prospectus dated July 17, 1998
Prospectus Supplement dated August 28, 1998)



U.S.$5,000,000,000

Heller Financial, Inc.

Medium-Term Notes, Series I

(Registered Notes-Fixed Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $10,000,000             Issue Price: 100%

Original Issue Date: October 20, 1998     Stated Maturity Date: October 20, 2004

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency: U.S. Dollars
     (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
     (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
     (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:   [] Commercial Paper Rate [] LIBOR [] Treasury Rate
             [] Federal Funds Rate [] Prime Rate [X] Other: Fixed

Interest Reset Period: N/A

Interest Payment Period: N/A

Interest Reset Dates: N/A

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 20th day of October, and April, beginning April 20, 1999 up to and including the Stated Maturity Date.

Interest Determination Date(s): N/A
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Initial Interest Rate: 6.15%

Index Maturity: N/A

Day Count Convention: 30/360

Maximum Interest Rate: N/A                  Minimum Interest Rate: N/A

Spread (+/-):N/A                            Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
     Initial Redemption Date:
     The Redemption Price shall initially be   % of the principal amount of the
     Note to be redeemed and shall decline at each anniversary of the Initial
     Redemption Date by   % of the principal amount to be redeemed until the
     Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
     Optional Repayment Dates:
     Optional Repayment Prices:

Repayment Provisions:
     (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .25%

Other Provisions:  a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT NO. 3
                       UNDER MTN-SERIES I PROGRAM: $430,000,000.00
                   b)  CUSIP #42333HKM3

Agent:     Merrill Lynch & Co.
           250 Vesey Street
           New York, NY 10281

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